UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

Form 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 29, 2012
___________________

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
___________________

New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code:  (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2012, Scott M. Shaw was named as the Executive Vice President and Chief Operating Officer of Lincoln Educational Services Corporation (the “Company”). The position was previously held by Shaun E. McAlmont, the Company’s President and Chief Executive Officer.

Mr. Shaw, 49, joined the Company in 2001 and most recently served as its Executive Vice President and Chief Administrative Officer.  Previously, Mr. Shaw served as the Company’s Executive Vice President and Senior Vice President of Strategic Planning and Business Development.  Prior to joining the Company, Mr. Shaw was a partner at Stonington Partners, Inc. since 1994. As a partner at Stonington, Mr. Shaw was responsible for identifying, evaluating and acquiring companies and then assisting in the oversight of these companies through participation on the board of directors. In addition, Mr. Shaw worked closely with senior management to develop long-term strategic plans, to evaluate acquisition and new investment opportunities, to assist with refinancings, and to execute on the final sale of the company either to the public or to another company. Mr. Shaw also served as a consultant to Merrill Lynch Capital Partners Inc., a private investment firm associated with Merrill Lynch & Co., Inc. from 1994 through 2000. Mr. Shaw holds an M.B.A. from the Wharton School of Business and a B.A. from Duke University.

           To the extent required by Item 5.02 of Form 8-K, the description of the existing employment agreement between the Company and Mr. Shaw contained in the Proxy Statement filed by the Company on March 30, 2012 under the heading “Executive Compensation – Employment Agreements – Employment Agreements with Messrs. Shaw and Ribeiro and Ms. Jameson” is incorporated by reference in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: April 4, 2012

	By:	/s/ Kenneth M. Swisstack
		Name:	Kenneth M. Swisstack
		Title:	General Counsel